EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 4, 1996, in the Registration Statement on Form SB-2 and related Prospectus of ThermoEnergy Corporation for the registration of 1,600,000 shares of its Series A Common Stock and 1,600,000 Redeemable Series A Common Stock Purchase Warrants.


/s/ Kemp & Company



Little Rock, Arkansas
February 6, 1997